[LOGO]                    KEEFE, BRUYETTE & WOODS, INC.

To Depositors of Cheviot Savings Bank
--------------------------------------------------------------------------------

Keefe, Bruyette & Woods, Inc., a member of the National Association of Securities Dealers, Inc. ("NASD"), is assisting Cheviot Savings Bank ("Cheviot Savings") in reorganizing to the mutual holding company structure (the "Reorganization"). Cheviot Savings will become a wholly owned subsidiary of Cheviot Financial Corp. ("Cheviot Financial"). In connection with the Reorganization, Cheviot Financial Corp. is offering a minority of its common stock in a subscription offering to the public pursuant to a Plan of Reorganization and Stock Issuance Plan. Upon completion of the Reorganization and minority stock offering by Cheviot Financial, Cheviot Mutual Holding Company, a federally chartered mutual holding company, will be the majority shareholder of the common stock of Cheviot Financial.

At the request of Cheviot Financial, we are enclosing materials explaining the reorganization and offering, as well as your opportunity to invest in shares of Cheviot Financial's common stock, which is being offered to certain depositors of Cheviot Savings through 12:00 Noon, Cincinnati time, on September xx, 2003. Please read carefully the enclosed offering materials, including the Prospectus, for a complete discussion of the stock offering. Cheviot Financial has asked us to forward these documents to you in accordance with certain requirements of the securities laws in your state.

Should you have any questions, please call us at (513) xxx-xxxx, Monday through Friday from 9:00 a.m. to 4:00 p.m., or stop by our Stock Information Center located at 3723 Glenmore Avenue, Cincinnati, Ohio.

Very truly yours,


Keefe, Bruyette & Woods, Inc.

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CHEVIOT SAVINGS BANK, CHEVIOT FINANCIAL CORP., CHEVIOT MUTUAL HOLDING COMPANY, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

August xx, 2003

Dear Friend:

We are pleased to announce that Cheviot Savings Bank ("Cheviot Savings"), a state chartered mutual savings and loan association, is reorganizing to a mutual holding company structure and will become a wholly owned subsidiary of Cheviot Financial Corp. ("Cheviot Financial"), a federally chartered corporation (the "Reorganization"). Cheviot Financial will serve as the stock holding company for Cheviot Savings and will be offering shares of its common stock in a subscription offering pursuant to a Plan of Reorganization and Stock Issuance Plan.

Because we believe you may be interested in learning more about Cheviot Savings and Cheviot Financial, prior to making an investment decision, we are sending you the following materials which describe the Offering.

      PROSPECTUS: This document provides detailed information about Cheviot Savings' operations and the offering of Cheviot Financial Corp. common stock.

      STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. Your order must be received by 12:00 Noon, Cincinnati time, on September xx, 2003.

As a friend of the Cheviot Savings, you will have the opportunity to buy common stock directly from Cheviot Financial in the offering without paying a commission or fee. If you have additional questions regarding the Reorganization and offering, please call us at (513) xxx-xxxx Monday through Friday from 9:00 a.m. to 4:00 p.m., or stop by the Stock Information Center located at 3723 Glenmore Avenue, Cincinnati, Ohio.

We are pleased to offer you this opportunity to become a shareholder of Cheviot Financial Corp.

Sincerely,


Thomas J. Linneman
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CHEVIOT SAVINGS BANK, CHEVIOT FINANCIAL CORP., CHEVIOT MUTUAL HOLDING COMPANY, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

August xx, 2003

Dear Member:

      We are pleased to announce that Cheviot Savings Bank ("Cheviot Savings"), a state chartered mutual savings and loan association, is reorganizing to a mutual holding company structure and will become a wholly owned subsidiary of Cheviot Financial Corp. ("Cheviot Financial"), a federally chartered corporation (the "Reorganization"). Cheviot Financial will serve as the stock holding company for Cheviot Savings and will be offering shares of its common stock in a subscription offering pursuant to a Plan of Reorganization and Stock Issuance Plan.

      The Board of Directors of Cheviot Savings believes the Reorganization will offer a number of advantages, such as an opportunity for certain depositors of Cheviot Savings to become shareholders. Please remember:

      >> Your accounts at Cheviot Savings will continue to be insured by the Federal Deposit Insurance Corporation ("FDIC") to the maximum legal limit.

      >> There will be no change in the balance, interest rate, or maturity of any deposit accounts because of the Reorganization.

      >> Certain depositors have a right, but no obligation, to buy stock without a commission or fee before it is offered to the general public.

      >> Like all stock, shares of stock issued in this offering will not be insured by the FDIC.

      Enclosed is a prospectus containing a complete discussion of the stock offering. We urge you to read this material carefully. If you are interested in purchasing the common stock of Cheviot Financial, your enclosed Stock Order and Certification Form and payment must be received by Cheviot Savings prior to 12:00 Noon, Cincinnati time, on September xx, 2003.

      If you have additional questions regarding the stock offering, please call us at (513) xxx-xxxx, Monday through Friday from 9:00 a.m. to 4:00 p.m., or stop by our Stock Information Center located at 3723 Glenmore Avenue, Cincinnati, Ohio.

Sincerely,


Thomas J. Linneman
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CHEVIOT SAVINGS BANK, CHEVIOT FINANCIAL CORP., CHEVIOT MUTUAL HOLDING COMPANY, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

August xx, 2003

Dear Prospective Investor:

      We are pleased to announce that Cheviot Savings Bank ("Cheviot Savings"), a state chartered mutual savings and loan association, is reorganizing to a mutual holding company structure and will become a wholly owned subsidiary of Cheviot Financial Corp. ("Cheviot Financial"), a federally chartered corporation (the "Reorganization"). Cheviot Financial will serve as the stock holding company for Cheviot Savings and will be offering shares of its common stock in a subscription offering pursuant to a Plan of Reorganization and Stock Issuance Plan.

      We have enclosed the following materials that will help you learn more about the merits of Cheviot Financial common stock as an investment. Please read and review the materials carefully.

      PROSPECTUS: This document provides detailed information about operations at Cheviot Savings and a complete discussion of the proposed stock offering.

      QUESTIONS AND ANSWERS: Key questions and answers about the stock offering are found at the beginning of the prospectus.

      STOCK ORDER AND CERTIFICATION FORM: This form is used to purchase stock by returning it with your payment in the enclosed business reply envelope. The deadline for ordering stock is 12:00 Noon, Cincinnati time, September xx, 2003.

      We invite you and other local community members to become charter shareholders of Cheviot Financial. Through this offering you have the opportunity to buy stock directly from Cheviot Financial without a commission or a fee. The Board of Directors of Cheviot Savings has unanimously approved the Reorganization, including the minority stock offering.

      If you have additional questions regarding the stock offering, please call us at (513) xxx-xxxx, Monday through Friday from 9:00 a.m. to 4:00 p.m., or stop by our Stock Information Center located in 3723 Glenmore Avenue, Cincinnati, Ohio.

Sincerely,


Thomas J. Linneman
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CHEVIOT SAVINGS BANK, CHEVIOT FINANCIAL CORP., CHEVIOT MUTUAL HOLDING COMPANY, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

August xx, 2003

Dear Member:

We are pleased to announce that Cheviot Savings Bank ("Cheviot Savings"), a state chartered mutual savings and loan association, is reorganizing to a mutual holding company structure and will become a wholly owned subsidiary of Cheviot Financial Corp. ("Cheviot Financial"), a federally chartered corporation (the "Reorganization"). Cheviot Financial will serve as the stock holding company for Cheviot Savings and will be offering shares of its common stock in a subscription offering pursuant to a Plan of Reorganization and Stock Issuance Plan.

Unfortunately, Cheviot Financial Corp. is unable to either offer or sell its common stock to you because the small number of eligible subscribers in your jurisdiction makes registration or qualification of the common stock under the securities laws of your jurisdiction impractical, for reasons of cost or otherwise. Accordingly, this letter should not be considered an offer to sell or a solicitation of an offer to buy the common stock of Cheviot Financial Corp.

However, as a member of Cheviot Savings, you have the right to vote on the Plan of Reorganization and Stock Issuance at the Special Meeting of Members to be held on September xx, 2003. Enclosed is a proxy card, a Proxy Statement (which includes the Notice of the Special Meeting), a Prospectus (which contains information incorporated into the Proxy Statement) and a return envelope for your proxy card.

I invite you to attend the Special Meeting on September xx, 2003. However, whether or not you are able to attend, please complete the enclosed proxy card and return it in the enclosed envelope.

Sincerely,


Thomas J. Linneman
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CHEVIOT SAVINGS BANK, CHEVIOT FINANCIAL CORP., CHEVIOT MUTUAL HOLDING COMPANY, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

September xx, 2003

Dear Valued Cheviot Savings Bank Member:

We recently forwarded you a proxy statement and related materials regarding a proposal to reorganize Cheviot Savings Bank ("Cheviot Savings") from a mutual savings and loan association to a mutual holding company. This reorganization will allow us to operate in essentially the same manner as we currently operate, but provide us with the flexibility to add capital, continue to grow and expand Cheviot Savings, add new products and services, and increase our lending capability.

As of today, your vote on our Plan of Reorganization has not yet been received. Your Board of Directors unanimously recommends a vote "FOR" the Plan of Reorganization. If you mailed your proxy, please accept our thanks and disregard this request.

We would sincerely appreciate you signing the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope or dropping it off at a Cheviot Savings branch. Our meeting on September xxrd is fast approaching and we'd like to receive your vote as soon as possible.

Voting FOR the Reorganization does not affect the terms or insurance on your accounts. For further information call our Stock Information Center at (513) xxx-xxxx.

Best regards and thank you,


Thomas J. Linneman
President and Chief Executive Officer

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CHEVIOT SAVINGS BANK, CHEVIOT FINANCIAL CORP., CHEVIOT MUTUAL HOLDING COMPANY, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

================================================================================

                                   PROXY GRAM

                              PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to reorganize Cheviot Savings Bank from a mutual savings and loan association to a mutual holding company.

        Your vote on the Plan of Reorganization and Stock Issuance Plan has not yet been received.

   Voting for the Reorganization does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance.

          Not Returning Your Proxy Cards has the Same Effect as Voting
                       "Against" the Reorganization...and

 Your Board of Directors Unanimously Recommends a Vote "FOR" the Reorganization.

                          Your Vote Is Important To Us!
                          -----------------------------

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,


Thomas J. Linneman
President and Chief Executive Officer
Cheviot Savings Bank
Cincinnati, Ohio

     If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.
                  For further information call (513) xxx-xxxx.

================================================================================

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CHEVIOT SAVINGS BANK, CHEVIOT FINANCIAL CORP., CHEVIOT MUTUAL HOLDING COMPANY, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.

================================================================================

                        [Logo w Cheviot Financial Corp.]

                                  PROXY GRAM II
                              PLEASE VOTE TODAY...

We recently sent you a proxy statement and related materials regarding a proposal to reorganize Cheviot Savings Bank from a mutual savings and loan association to a mutual holding company.

        Your vote on the Plan of Reorganization and Stock Issuance Plan has not yet been received.

    Voting for the Reorganization does not obligate you to purchase stock and will not affect your accounts or FDIC Insurance.

         Not Returning Your Proxy Card(s) has the Same Effect as Voting
                       "Against" the Reorganization...and

 Your Board of Directors Unanimously Recommends a Vote "FOR" the Reorganization.

                      Our Reasons for the Corporate Change

As a Mutual Institution:

- There is no authority to issue capital stock and thus no access to this market source of equity capital.

-     Earnings from year to year are the only source of generating capital.

As a Stock Institution:

- It will enable us to compete and expand more effectively in the financial services marketplace.

- We will be able to finance expansion of our operations and have greater flexibility to diversify into other financial services.

- We will have broader investment opportunities through the mutual holding company structure, without the potential loss of control.

- We will have better capital management tools, including the ability to pay cash dividends and buy back shares.

- It will allow our depositors, employees, management and directors to obtain an equity ownership interest in, and thereby participate in, the future success of Cheviot Savings Bank.

                          Your Vote Is Important To Us!
                          -----------------------------

Please sign the enclosed proxy card and return it in the postage-paid envelope provided TODAY! If you received more than one proxy card, please be sure to sign and return all cards you received.

Thank you,


Thomas J. Linneman
President and Chief Executive Officer
Cheviot Savings Bank

     If you have already mailed your proxy card(s), please accept our thanks and disregard this notice.

                  For further information call (513) xxx-xxxx.

================================================================================

THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY CHEVIOT SAVINGS BANK, CHEVIOT FINANCIAL CORP., CHEVIOT MUTUAL HOLDING COMPANY, THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY. THIS IS NOT AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS.